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                                                                      EXHIBIT 10


                           DEFERRED COMPENSATION AGREEMENT

         THIS AGREEMENT, dated as of 3rd day of April, 1996, by and between Cray Research, Inc., a Delaware corporation having its principal office at 655A Lone Oak Drive, Eagan, Minnesota 55121 (the "Company") and J. Phillip Samper, residing at 1225 LaSalle Avenue, #2207, Minneapolis, MN 55403 (the "Executive").

         WITNESSETH

         WHEREAS, the Company and Executive agree that Executive's employment has terminated for Good Reason as such term is defined in the Employment Agreement dated May 17, 1995 between Cray and the Executive (the "Employment Agreement") as of April 3, 1996 (the "Effective Date"); and

         WHEREAS, the Company wishes to provide deferred compensation for the Executive in accordance with the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the agreements hereinafter contained, the parties agree as follows:

    1.   PAYMENTS TO THE EXECUTIVE.

    (a) The Company shall pay to the Executive $431,000 per annum over a period of eight (8) years (the "Payment Period") in the form of equal monthly payments of $35,916.67. The first and second payment shall be paid on May 1, 1996. Each subsequent payment shall be paid on the first day of the month.

    (b) In addition to the amounts set forth Section 1(a) above, the Company shall pay the Executive (i) as soon as practicable following the execution of this Agreement, but in no event more than seven (7) days after the Effective Date, any unpaid base salary and accrued vacation incurred up to and including the Effective Date, and (ii) as soon as practicable following the Executive's request for reimbursement, any business or travel expenses incurred up to and including the Effective Date.

1. MOVING AND RELOCATION EXPENSES. The Company shall pay to the Executive (i) amounts relating to moving and relocation expenses described under Section 6(d)(ii) of the Employment Agreement, which shall be paid on the Effective Date and (ii) amounts relating to residence costs described under Section 6(d)(i) of the Employment Agreement, which shall be paid as soon as practicable following the actual date the Executive sells

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his residence, but in no event later than fifteen (15) days after the date the
Executive notifies the Company of the actual sale of his residence.

2. DEATH. In the event of the Executive's death prior to his receipt of any or all amounts payable hereunder, the Company shall make payments of any unpaid amounts due hereunder to his spouse or, if he is not married on the date of death, to his estate in accordance with the provisions of Section 1 hereof.

3. WAIVER OF CERTAIN PAYMENTS. The Executive agrees to waive all rights to any payments that are payable to the Executive pursuant to Section 6(b) of the Employment Agreement.

4. INALIENABILITY OF BENEFITS. Neither the Executive nor any beneficiary shall have any power to transfer, assign, hypothecate, or otherwise encumber in advance any of the deferred compensation benefits payable hereunder, nor shall any deferred compensation benefits be subject to seizure for the payment of any debts or judgments or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Notwithstanding the foregoing, the Executive shall have the power to transfer, assign, hypothecate, or otherwise encumber in advance any of the deferred compensation benefits payable hereunder in favor of any company which is wholly owned by the Executive.

5. NO RIGHT TO EMPLOYMENT. This Agreement does not in any manner constitute an employment agreement, and creates neither the right in the Executive to employment by the Company nor any other rights in the Executive or his designee, or obligations on the part of the Company, except for those which are specifically set forth in this Agreement.

6. NOTICES. All notices provided for herein to be given to any party shall be in writing and signed by the party giving the notice and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested as follows:

(i) If to Executive:

         Mr. J. Phillip Samper
         1225 LaSalle Avenue, #2207
         Minneapolis, MN  55403
         With a copy to:
         Daniel R. Kaplan, Esq.
         Proskauer Rose Goetz & Mendelsohn LLP

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         1585 Broadway
         New York, NY  10036-8299

              (ii) If to the Company:
         Cray Research, Inc.
         655A Lone Oak Drive
         Eagan, MN  55121
         Attention:  President

Either party may change the address to which notices, requests, demands and other communications hereunder shall be sent by sending written notice of such change of address to the other party.

1. AMENDMENT, MODIFICATION AND WAIVER. The terms, covenants, representations, warranties or conditions of this Agreement may be amended, modified or waived only by a written instrument executed by the parties hereto. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a waiver of any other condition or breach of any other term, covenant, representation or warranty of this Agreement.

2. SEVERABILITY. All provisions of this Agreement shall be considered as separate terms and conditions, and in the event any provision shall be held illegal, invalid or unenforceable, all other provisions hereof shall remain in full force and effect as if the illegal, invalid or unenforceable provision were not a part hereof.

3. UNFUNDED OBLIGATION/CONSTRUCTION OF AGREEMENT. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Executive, his designated beneficiary or any other person. Any funds which may be invested under the provisions of this Agreement shall continue for all purposes to be part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such funds.

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4.  PAYMENTS NOT SALARY.  Any deferred compensation payable under this
Agreement shall not be deemed salary or other compensation to the Executive for the purposes of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

5. SUCCESSOR AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Executive and his heirs, executors, administrators and legal representatives.

6. SECURITIES LAW EXEMPTION. To the extent required by applicable law, this Agreement is intended to comply with, and shall be subject to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

7. GOVERNING LAW. To the extent not governed by ERISA, this Agreement shall be construed in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed therein.

8. HEADINGS. The section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

9. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter herein contained and supersedes all prior contracts, agreements, or understandings between the parties, except as set forth herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

         CRAY RESEARCH, INC.

         By: /s/ Robert H. Ewald
            ----------------------------------------------------


         /s/ J. Phillip Samper
         -------------------------------------------------------
         J. Phillip Samper

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                                            April 3, 1996

J. Phillip Samper
1225 LaSalle Avenue, #2207
Minneapolis, Minnesota  55403

Dear Mr. Samper:

              Reference is made to the Deferred Compensation Agreement, dated April 3, 1996, by and between Cray Research, Inc. ("Cray") and J. Phillip Samper (the "Executive") (the "Agreement"). Further to the Agreement, the parties also agree that solely to the extent required by law, Cray shall have the right to withhold federal, state or local income or employment taxes incurred by reason of payments made pursuant to the Agreement. Notwithstanding the foregoing, Cray agrees that, based on existing law, it will not withhold federal excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to any amounts paid to you under the Agreement, other than those payments which would otherwise be made to you pursuant to Section 6(b)(A) of your Employment Agreement with Cray dated May 17, 1995 and which are determined to be contingent on a change in ownership of Cray; and further that, based on existing law, the amount withheld for excise taxes under Section 4999 of the Code for such amounts paid will not exceed $35,000 per annum. In the event there is a change in the law subsequent to execution of the Agreement and this letter, such amount shall be adjusted.

              The terms of this letter shall be read in conjunction with, and as a supplement to, the Agreement. All other provisions of the Agreement shall remain in full force and effect.



                                                      CRAY RESEARCH, INC.


                                                       /s/ Robert H. Ewald
                                                      -------------------------

                                                      By:
AGREED AND ACCEPTED:


/s/ J. Phillip Samper
- ---------------------------------------------
J. Phillip Samper


Dated:  April 3, 1996